Exhibit 99.1

Dipexium Announces Closing of Public Offering of Common Stock

NEW YORK, June 30, 2015 /PRNewswire/ — Dipexium Pharmaceuticals, Inc. (Nasdaq: DPRX), a late stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), today announced the closing of its previously announced underwritten public offering of 1,480,000 shares of common stock. The underwriters also exercised their over-allotment option in full to purchase an additional 222,000 shares of common stock.

The net proceeds to Dipexium are expected to be approximately $19.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Dipexium.

Raymond James & Associates, Inc. acted as the sole book-running manager for the offering. Feltl and Company acted as co-manager for the offering.

The Company intends to use the net proceeds from this offering to fund its operations and for other general corporate purposes, including, but not limited to, its internal research and development programs and the development of new programs and general working capital.

The securities described above were issued pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on June 25, 2015 and is available on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may be obtained from Raymond James, Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dipexium Pharmaceuticals, Inc.

Dipexium Pharmaceuticals, Inc. is a late-stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), a novel, broad spectrum, topical antibiotic peptide. Initially, Locilex® is targeted for the treatment of Mild DFI. Based upon microbiology studies performed to date Locilex® successfully treats the pathogens that cause other mild and moderate skin and skin structure infections, including infected decubitus ulcers, infected burns, infected surgical wounds and nasal colonization of methicillin-resistant staphylococcus aureus.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other customary closing conditions, and there can be no assurance that the offering will be completed on the terms described in this press release.  These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the SEC and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy. Actual results (including, without limitation, the timing for and results of the clinical trials and proposed NDA submission for Locilex®) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contacts:

David P. Luci
President & Chief Executive Officer
Dipexium Pharmaceuticals, Inc.
212-269-2834
info@dipexium.com

David Garrett
Vice President, Finance & Corporate Development
Dipexium Pharmaceuticals, Inc.
212-269-2834
info@dipexium.com

© 2015 Dipexium Pharmaceuticals, Inc.  All rights reserved.